Avadain

A New Era of Advanced Materials Begins! Our full-scale reactor unlocks graphene's super powers by producing large, thin, defect-free flakes. Backed by Panasonic, federally validated & patented in 39 countries, we can capture a $100B market transforming 45+ industries, including critical minerals.


AVADAIN
A NEW ERA OF ADVANCED MATERIAL BEGINS

Invest

$250 minimum investment

DEADLINE: August 28, 2026

in 2 months

SHARE PRICE

$10

TOTAL RAISED ON NETCAPITAL

$0

TOTAL RAISED THIS ROUND

$0

VALUATION THIS ROUND

$75,595,770

Reg CF offering provided by Netcapital Funding Portal Inc.

Pitch Updates Discussion

EARLY BIRD DISCOUNT

The Company is offering shares at an initial "early bird" price of $10.00 per share. The early bird discount will apply only to investment commitments accepted by the intermediary before the offering reaches $1,750,000 in aggregate investment commitments at the $10.00 per share price.

After that threshold is reached, the Company expects the intermediary to update the offering price to $12.50 per share as promptly as practicable, and no later than 5:00 p.m. Eastern Time on the next business day. Investors should not assume that the $10.00 per share price will remain available after the $1,750,000 threshold has been reached.

INTRODUCTION

Avadain began with a revolutionary material with the potential to transform manufacturing, defense, AI, mobility, semiconductors, and energy. Today, we have a working full-scale reactor, companies validating our graphene, a manufacturing licensee on board, globally granted patents, and mutli-bilion dollar markets only our manufacturing technology can serve. This Offering is planned to fund the next phase of scaling production and pursuing revenue opportunities across high-value industries.



Snapshot
Solved the technical challenge to making LTDF
Data proves Avadain graphene's quality
Huge & growing market opportunity
Pent-up industrial demand
No known competitors
Patents granted in 39 countries, more pending
Capital light licensing model, recurring revenue
First licensed manufacturer is in place
Building the first pilot plant
Highly qualified & experienced leadership team
Federal, corporate, angel & grass roots backing

A Nobel Prize-winning material, graphene is the thinnest and strongest known material, with exceptional electrical and thermal conductivity, while being nearly transparent, flexible, and light.


WHAT IS GRAPHENE?
A REVOLUTIONARY NANOMATERIAL
ULTRA-THIN & & SINGLE LAYER
A one-atom thick sheet of carbon atoms in a hexagonal pattern.
INCREDIBLE STRENGTH
Over 200 times stronger than steel, yet extremely flexible.
SUPERIOR CONDUCTIVITY
Excellent conductor of heat and electricity, better than copper.
CARBON ATOMS IN A 2D HEXAGONAL LATTICE
EXCEPTIONAL FLEXIBILITY & LIGHTWEIGHT
Can be stretched and bent without breaking; extremely light.
APPLICATIONS OF GRAPHENE
ADVANCED ELECTRONICS
FLEXIBLE DISPLAYS
STRONGER COMPOSITES
BIOMEDICAL DEVICES
SUPERIOR COATINGS
DISCOVER THE POWER OF ONE ATOM.

Graphene is an additive material. Adding a tiny amount of large, thin, defect-free (LTDF) graphene can transform thousands of products by making them more electrically and thermally conductive, as well as conferring strength, flexibility, and durability.

- Strength (150,000,000 psi) – **200x stronger & 100x more tear resistant than steel**
- Flexibility – highly bendable
- Thin – 1 million times thinner than a sheet of paper
- Light – 1 gram sheet would cover a soccer field
- Electronic properties – electrons move through graphene at close to the speed of light
- Electron mobility – graphene has an intrinsic electron mobility that's **100 times greater than silicon**, which means it's an incredibly efficient means of moving more electrons faster
- Heat conductivity – best material for conducting heat
- Electrical conductivity – nearly perfect conductor, with one million times the power density of copper
- Transparency – transmits 97% of light (glass window transmits 80%-90%)
- Impermeability – enables water filtration and purification
- Melting point – **highest melting point** of any material in a vacuum

PLATFORM TO TRANSFORM MANY MAJOR INDUSTRIES

Manufacturers blend trace amounts (typically 0.05%-1%) of LTDF graphene into existing materials and processes. While the amount needed is tiny, its impact is HUGE and can play a vital role in improving high value products in many industries, including aerospace, defense, energy storage, drones, thermal management, EMI shielding, advanced composites (for automotive, industrial, and consumer products), AI, semiconductors, sensors and multifunctional materials.


Avadain's LTDF Graphene
Coatings & Paints
Composites
Conductive Inks
Fibers
Films
Membranes
Metal Alloys
Pastes & Slurries
Advanced Manufacturing
Lighter, stronger & more conductive products
Aviation, Defense & Space
Gain a generational advantage over China
Energy Security/Resilien ce
LTDF to achieve energy efficiency, replace foreign processed materials
Revitalizing Manufacturing
Supplying transformative material to super charge US competitiveness
Shipbuilding
Commercial & military vessel construction
Adding LTDF graphene reduces up to 30% of an end product's weight while making it significantly stronger

> **"*Avadain's* LTDF graphene has the potential to usher in the next wave of the Industrial Revolution."**
>
> *– Henry Ford III*
> *Chairman of Avadain*

PROBLEM

It is extremely challenging to manufacture LTDF graphene.

Industry is forced to work with suboptimal materials

Today, companies are forced to work with lower quality materials: graphene oxide, reduced graphene oxide, nanoplatelets, particles/powders, and graphitic material. That's why the increasing number of commercially available graphene materials are for lower value applications.

No industrial volumes of LTDF graphene flakes

Tens of billions of dollars of high-value products don't have access to high quality graphene. They can't enter the market until a source for industrial volumes of LTDF graphene flakes exists at an acceptable price.

SOLUTION

***Avadain* developed a modular, scalable process to manufacture LTDF graphene flakes from graphite. We use optimized Electrochemical Exfoliation and Expansion to preserve graphite's natural, large lateral surface area.**

Quality Is Critical

Avadain's process does not introduce defects while manufacturing flakes that are both larger and thinner, averaging 25+ μm^2 in lateral surface area and ≤5 atomic layers thick.

Industry Needs Tons of High-Quality Flakes, Not Grams

Avadain's modular, scalable and safe process is targeted to produce an initial 2 metric tons per production line per year.

This is the breakthrough industry has waited on: a way to produce structural-grade graphene in the volumes manufacturers need for thousands of high value, high performance applications.

GEORGE GILDER SAYS *AVADAIN* IS A "SIMPLY IRRESISTIBLE" INVESTMENT OPPORTUNITY

Legendary stock picker, economist and tech guru George Gilder says graphene could fuel an $11 trillion market opportunity. Gilder says graphene "could make some investors very rich very soon." And, he recommended buying *Avadain* stock, which he describes as "simply irresistible."


GILDER'S
PRIVATE
RESERVE

In Gilder's Private Reserve, he says: "We recommend a company with a business model we love as much as we love its technology. And we love its technology a lot. PLUS the path to investing via a Reg CF (yes, it actually stands for Crowdfunding) online offering is blissfully smooth."

Hear George Gilder in his own words as he discusses graphene: The $11.5 Trillion "Miracle Sheet."

Gilder is not alone.

During *Avadain's* first crowdfunding round, **First Stage Investor** set out to find a once-in-a-generation company. They chose *Avadain*. Here is what convinced them. *Avadain* does not build factories. It licenses its process to manufacturers, which is how a lean company can reach a market measured in tens of billions of dollars.

> ***"Graphene could be the material that propels dozens of industries across the board moving forward. With so many use cases, it could become the material that defines a new age of innovation and possibility. We're just at the beginning of discovering uses."***
>
> \- First Stage Investor

NEAR-TERM USE CASES ARE ENORMOUS

- **Composites** – engineered materials that combine multiple substances to create lighter, stronger, and higher-performance products – may account for as much as half of all LTDF graphene used in commercial applications, including aircraft components, automotive body panels, sporting goods, industrial equipment, consumer electronics, and next-generation infrastructure materials.
- Trillions of dollars are being invested in **revitalizing America's manufacturing base**. LTDF graphene can make American manufacturing more competitive, and American-made products better and longer lasting.
- The US Government is prioritizing finding ways to **lessen America's dependence on foreign sourced critical minerals**. Studies from around the world indicate LTDF graphene can be used to reduce the need for, replace or amplify many of these critical minerals. This is a multi-billion dollar market opportunity.
- America's soldiers deserve the best platforms and weapons. We are in discussions in Washington around *Avadain's* LTDF graphene as the **next big advance in materials for America's armed forces**.

One key near-term use is leveraging LTDF graphene's amazing properties in place of **critical minerals.**

The United States imports the majority of its critical minerals – cobalt, rare earth elements, lithium, and others – with China controlling processing and supply chains for many of them. That dependence runs straight through the heart of key American industries: defense, energy storage, EVs, semiconductors, and aerospace. LTDF graphene overcomes this problem from a different direction. Rather than seeking new sources of scarce materials, it reduces our reliance on them.



LTDF Graphene Impact on Critical Minerals
How Avadain's LTDF graphene can reduce, replace, or amplify use of key critical minerals.
Copper
Nickel
Silver
Cobalt
Graphite
Indium
Niobium
Scandium
Titanium
Vanadium
REDUCE
Thinner Conductors
Less Ni Content in Alloys
Lower Ag Loadings in Pastes
Decrease Co cathode content
Less Graphite in Anodes
Lower ITO Usage
Lower Nb Alloy content
Less Sc-Al Usage
Reduced Ti Alloying
Decrease V Loading
REPLACE
Graphene EMI Films
Graphene-Ni Coatings or Plating
Graphene Inks and Pastes
Enable Co-Free Batteries
Graphene Conductive Systems
Display Screens
Graphene Coatings
Graphene Coatings
Less Ti per Structure
Graphene Steels
AMPLIFY
Graphene-Copper Hybrids
Longer Life Anti-corrosion
Ag-Graphene Hybrids
Graphene-Co Hybrid Catalysts
High-Purity Graphite Extender
Graphene Based Devices
Nb-Graphene Composites
Graphene Enhanced Composites
Ti-Graphene Hybrids
Graphene-V Flow Cells
Reducing critical mineral intensity in batteries, motors, alloys
Replacing metals & materials in conductors, coatings, films.
Amplifying performance of key strategic minerals

Avadain's LTDF graphene has the potential to reshape the U.S. critical minerals landscape in the short term – a tens-of-billion-dollar annual market.

For more information on LTDF graphene to lessen dependence on foreign-sourced critical minerals click here.

"LTDF graphene can transform and improve thousands of products. Harcros is the first mover to offer LTDF graphene to our customers so they can have a competitive edge in their respective markets."

– Mike Miller
CEO of Harcros

VALIDATION. TRACTION. MILESTONES.

Validation

Independent testing shows how LTDF graphene is different:

- **Thermal conductivity.** At a loading of just 0.05%, LTDF graphene raised thermal conductivity by 204%, well past conventional graphene nanoplatelets at 130% and the other forms tested (reduced graphene oxide 98%, functionalized graphene nanoplatelets 90%, graphene oxide 89%). The payoff: a trace amount added does the work, so the cost per use stays low, and it lands squarely in the market that needs it most, pulling heat off the chips and servers behind the AI buildout.
- **Corrosion and abrasion.** LTDF graphene coatings cut salt-fog corrosion by an average of 93% and improved abrasion resistance by 52%. For buyers in defense, marine, and infrastructure, that means equipment stays in service well past its normal life and costs less to maintain, a real dollar saving on assets that are expensive to repair or replace.
- **Friction and wear.** Added to motor oil, LTDF graphene lowered the friction coefficient by up to 42% and dropped the wear rate by 81%. Engines and machinery run cooler, burn less fuel, and go further between overhauls, the everyday result that gives lubricant makers a reason to pay for an additive that performs.
- **Concentrated dispersions.** *Avadain* has formulated dispersions 40 times more concentrated than the industry standard. Customers move and store a fraction of the liquid to deliver an equal amount of graphene, which makes the material far easier to blend into their own products. The result is lower freight costs and a shorter path to adoption.
- **National-security demand.** Published research keeps reaching the same conclusion: LTDF graphene can
  - Make drones lighter, more durable and stealthier
  - Supercharge advanced energy storage
  - Create next-generation body armor & ballistics
  - Lessen U.S. dependence on imported critical mineral

Traction

- A full-scale modular reactor is producing LTDF graphene with consistency batch after batch.
- *Avadain* is providing samples to companies testing LTDF graphene in their own applications.
- Harcros Chemicals signed on as *Avadain's* first manufacturing licensee.
- The pilot plant is under construction.
- The technology is defensible: a moat of 58 issued patents across 39 countries, with more pending.

Milestones



2016
Industry need identified
Initial technology validation at small lab scale
Parent patent filed in Germany
International patents filed in 18 countries + Europe
2017
1st US patent filed
Panasonic funds development work
1st German patent issued
2018
Development work continues
High-quality flakes produced
2019
Lab scale manufacturing process successfully demonstrated
Flakes successfully demonstrated to significantly improve supercapacitor performance
1st peer reviewed paper published (RSC Adv., 2019, 9, 29305)
2020
1st US patent granted
Avadain founding team assembled
2021
Avadain Inc. created
Partnerships established with manufacturing experts
India patent granted
Federal grant proposal submitted
2022
$3.77 million project grant from US DoC (NIST)
Upscaling to mass production at SwRI begins
Total of 12 patents granted (including China, Israel, Japan, Korea & Singapore)
$1.36 million raised in 1st equity crowdfunding round
$100,000 LaunchTN grant
2023
Technology breakthrough upscaling to mass production
2 more patents filed
Gen 2 reactors begin producing samples
$605,000 angel investment
2nd CF round raises $4.5 million
LOI with advanced materials company Harcros Chemicals
2024
1st manufacturing license with Harcros Chemicals
Henry Ford III becomes Avadain's Board Chairman
Patents granted in 39 countries with more patents pending
Upscaled reactor production 100x
2025
Created full-scale reactor, 2000x original production capacity
Ramped up LTDF graphene evaluation
$5 million raised in 3rd CF round
$19 million cumulatively raised in dilutive & non-dilutive capital
2026 (Projected)
Studies validate that LTDF graphene can lessen US dependence of foreign critical minerals
58 patents granted with more pending
Tests results validate LTDF's fantastic, transformative ability
Pilot plant built & operating
Additional Federal grant(s)/ contracts
LOIs from end users

BUSINESS MODEL

Avadain is pursuing a **capital-light business model** based on licensing the only known technology capable of producing industrial quantities of LTDF graphene flakes.

Note: Avadain is in the pre-revenue stage. These forward-looking statements are not guarantees of future performance and involve a high degree of known and unknown risks, uncertainties, assumptions, and other important factors, many of which are beyond the control of the Company and its management.

Our licensing model enables rapid, flexible scaling to meet the forecasted explosive demand from industry and government. Driven by our experienced management team, *Avadain* plans to license its technology to:

- **Advanced materials manufacturers and chemical companies.** These companies have the technical expertise, people, facilities, and customer contacts to support manufacturing, marketing, and sales of LTDF graphene flakes.
- **Niche graphene materials manufacturers (various industry verticals).** Most graphene companies are focused on making graphene-enhanced products. *Avadain's* technology offers these companies the ability to manufacture their own cost-effective, LTDF graphene flakes.
- **Certain mission-critical users (seeking consistent quality and reliable supply).** Many industries need a reliable source of industrial volumes of LTDF graphene flakes, including aviation, space, national security, and medicine. These flakes can be optimized for specific application requirements.

Avadain's process is designed as a modular production platform, enabling manufacturing partners to deploy the same patented core reactor architecture, operating parameters and quality-control framework across multiple locations and end markets.

INTELLECTUAL PROPERTY

- Strong IP position is core to *Avadain's* value creation
- The U.S.' #1 IP law firm, Fish & Richardson, drafted and filed comprehensive patent applications
- 58 patents granted across 39 countries
- Many more patents pending

FISH.

FISH & RICHARDSON

> **"*Avadain* is focused on the importance of intellectual property for its continued success. The team has significant IP expertise, with many years of experience."**
>
> *- Josh Sibble*
> *President of Panasonic Intellectual Property Corporation of America*

CONTINUAL INNOVATION

- *Avadain* recognizes that the long-term competitive advantage of our technology licensing requires ongoing innovation and optimization of our graphene flake manufacturing technology.
- We anticipate filing additional patent applications over the coming years.



"Continued innovation is the best way to beat the competition."
- Thomas Edison

DE-RISKING *AVADAIN'S* BUSINESS

We constantly work to de-risk *Avadain's* business by focusing on:

- Manufacturing repeatability
- Supply chain readiness
- IP protection
- Standards alignment (ASTM, DoD, aerospace, etc.)

THREE PROPERTIES UNLOCK GRAPHENE'S SUPER POWERS

The simultaneous presence of three physical properties enables LTDF graphene to deliver the full range of graphene's super powers. Miss just one, and the material has only a fraction of its full potential.



SEM IMAGING
100,000× Magnification
Large surface area – 25+ μm²
Thin – ≤5 atomic layers
~0 defects

Large. Graphene works best as big, continuous flakes. Every edge where one flake ends and the next begins acts like a speed bump, slowing the flow of electricity, heat, and mechanical load. Larger flakes mean fewer speed bumps, so the material performs closer to its theoretical potential. Most graphene sold today measures less than one micrometer. Avadain's flakes average 25 square micrometers.

Thin. Graphene's properties only appear when the flake is almost impossibly thin – five atomic layers or fewer. Stack it thicker, and it stops behaving like graphene and starts behaving like graphite, the weak, brittle gray material in a pencil. Thinness is what holds graphene in its high-performance state.

Defect-Free. The flake also has to be nearly flawless. Holes, cracks, and chemical contamination each sabotage a different property. Even edges on nano-sized flakes count as defects, when it comes to performance. A crack becomes the point where the material fails under load. A flaw scatters electric current. A single missing atom is enough for corrosion to seep in. A clean, unbroken lattice is what delivers graphene's full strength, conductivity, and sealing power.

The other graphene materials on the market lack one or more of the three physical properties that make LTDF graphene unique.


“Graphene” Materials vs LTDF Flakes
AVADAIN LTDF FLAKES
25 μm^2 | 1-5 Layers
Large, thin & defect-free
GRAPHITE
100-∞ Layers
Properties far different than graphene
NANOPLATELETS
0.5 μm^2 | 11-100 Layers
More defects & smaller flakes
GRAPHENE OXIDE (GO)
3.5 μm^2 | 1-10 Layers
Impure, non-conductive, defective
REDUCED GRAPHENE OXIDE (rGO)
2.5 μm^2 | 1-10 Layers
Some impurities, very defective
NANOPARTICLES/POWDERS
0.05 μm^2 | 1-10 Layers
Smallest size, some defects

COMPETITIVE LANDSCAPE

More than 400 companies worldwide claim to make graphene. Most of these materials are graphene oxide, reduced graphene oxide, nanoparticles, and nanoplatelets, which are lower qualities of graphene.



LTDF Graphene Flake Differentiation
atomic layers
Graphite
3000
Nanoplatelets
10
1
Not Graphene
Graphene
400+ Cos.
GO
rGO
LPE
MME
CVD
Epi
UJH
Small flakes offer limited performance:
• Tend to be brittle
• Lower strength & conductivity
• Aggregation issues in composite
• Defects and/or contamination
AVADAIN
LTDF flakes deliver graphene's potential:
• High mechanical strength
• Thin, light & flexible
• High thermal & electrical conductivity
• Better additive mixing & bonding
• Highly impermeable & transmissive
nm²
1 µm²
25 µm²
55 µm²
Flake surface area
Increasing Mechanical Strength & Conductivity

Recently, the "hot" areas for investment have been nanoparticles and nanoplatelets.



500 nm – Producer A
500 nm – Producer B
500 nm - Avadain
100,000x magnification

This image compares the physical size of *Avadain's* LTDF graphene to the nano-particles produced by two leading manufacturers (*top and middle left*, showing millions of nano-particles). These nano-particles are ~200,000x smaller than a 5 µm *Avadain* LTDF flake (*bottom and right*).



On the left are images of graphite nanoplatelets, which typically have a larger lateral flake size than nanoparticles. However, they are tens or hundreds of atomic layers thick and rigid. This makes them brittle and weak. On the right is *Avadain's* LTDF graphene, which is ultra-thin and highly flexible.

BOARD OF DIRECTORS

AVADAIN BOARD OF DIRECTORS



Henry Ford III

CHAIRMAN OF THE BOARD

Mr. Ford advises early-stage companies & serves on several boards of directors, including Ford Motor Company, where he sits on the finance committee and the sustainability, innovation, and policy committee.



Joshua Sibble

PRESIDENT PIPCA, PANASONIC DIRECTOR

Mr. Sibble is President of Panasonic Intellectual Property Corporation of America, which has contributed both financial & strategic IP support to Avadain since 2017. A patent attorney, he lends his IP expertise to the development of Avadain's innovative technologies.



Mike Miller

CEO HARCROS CHEMICALS

Mr. Miller is President & CEO of Harcros Chemicals, Inc. A 30 year veteran of the chemical distribution and manufacturing industry, Mr. Miller brings a track record of taking a vision and turning it into reality.



Bradley Larschan

CEO

Mr. Larschan is an accomplished entrepreneur who specializes in creating value around IP. An international lawyer by training, he has 35 years experience leading start-up companies, including 15+ years experience leading two successful technology licensing companies.



Ericka Wojack

CFO

Ms. Wojack has spent her career in finance, technology valuation & licensing. She has held CFO roles for the past 27 years in start up & early-stage companies, as well as a senior advisor in a consulting role.

TEAM

LEADERSHIP TEAM



Brad Larschan

CEO

Serial entrepreneur with 35 years experience leading start-up companies. 15+ years experience leading two successful technology companies.



Ericka Wojack

CFO

27 years experience as COO/CFO of start-up companies, 15 of which were with IP licensing.



Phil Van Wormer

COO

40 years experience as executive at Fortune 100 companies including DuPont and GE as well as CEO and CCO of multiple technology start-ups. During his 17 years at DuPont, Phil was actively involved in commercializing disruptive advanced materials.



Dr. Kevin Wyss

DIRECTOR OF PRODUCT & APPLICATION DEVELOPMENT

Dr. Wyss did his PhD in graphene synthesis from waste materials using the Flash Joule method under Prof. James Tour. He has experience in production and characterization of graphene and its use as an additive in composites, electrocatalysis, energy storage, and other sustainable applications.



Dr. Sarah Roscher

GRAPHENE ELECTROCHEMIST

Sarah was the key team member who developed our graphene flake manufacturing technology at Fraunhofer's Institute for Applied Solid State Physics. She did her PhD thesis on electrochemical exfoliation of graphene.



Melissa Beall

SHAREHOLDER ENGAGEMENT MANAGER

20 years executive assistant experience with C-suite executives and communications liaison for top investors.



Yuichiro Takayanagi

IP STRATEGY

Former President of Panasonic Intellectual Property Corporation of America (PIPCA), Yuichiro is a US qualified patent litigator. He has been involved with the LTDF graphene technology since 2017, when PIPCA invested $1.35M. Today, he oversees the development of Avadain's global IP portfolio.

HERE'S WHAT SOME INVESTORS ARE SAYING

Any investments referred to in the testimonials were made under different terms than this offering.

Rod Turner



Ray Bergin



Kathryn Foster


Melissa Beall

Pat Paterson



Alexander Snowden



Curtis Prichard



Mark McGregor


Mark McGregor

Here’s what other Netcapital investors are saying about why they invested:

$100,000: “Carbon is an amazing element. We’re glad we could get in on the ground floor of the Graphene Revolution. Graphene is a game changer.”

$200: “Based on my prior knowledge of graphene, I strongly believe that it will be a primary raw material for future technologies.”

$1,000: “The chemical and physical properties of this material is phenomenal which makes it usable in many products across multiple industries. This is revolutionary technology and I am excited to be part of the budding stages of this company.”

$100: “Graphene is the material of the future!!”

$500: “Felt like it's opportunity of a lifetime”

$800: “Always willing to invest in a manufacturing product that will be environmentally friendly.”

$1,000: “Might make huge return”

$200: “Make $$$”

$500: “Next gen technology, Early movers advantage”

$200: “*Avadain* is the future of all kinds of products.”

$100: “I've read about graphene and its amazing capabilities for years, and I agree that it could be revolutionary in its impact. I hope you extend your offering so that I can invest more funds in your company!”

$112: "I've had my eye on Graphene for a few years now, and I'm glad that I found your company.”

$1,700: *Avadain* is “a way to get a foothold in the graphene revolution.”

$100: “It's a greener technology that is very needed in so many industries. The demand is there, now we will have the tech.”

$100: “The ground breaking technology and all of its potential uses. It would be the most useful material on the planet, to be potentially used for virtually anything.”

$300: “Graphene is going to play a HUGE role in our future!”

PRESS

June 2025

Memphis Business Journal: Avadain Surpasses Crowdfunding Goals

May 2025

EIN Presswire: Avadain has Fully Subscribed $5 Million Capital Raise

April 2025

Globe Newswire: Tech Futurist George Gilder Gives Avadain Second Buy Recommendation

Advanced Carbons Council: Harcros Chemicals Makes 2nd Investment in Avadain

Yahoo! Finance: Avadain Raises Over $1.25 Million in First 24 Hours on Netcapital

Graphene-info: Avadain 3rd Crowdfunding Round Gains Strong Investor Support

March 2025

The Business Journals: Avadain Startup Opens Fundraising Scaling Graphene

January 2025

Harcros: Harcros Signs License Agreement with Avadain

September 2024

The Business Journals: Henry Ford III joins board of Memphis startup

April 2024

StartUs Insights: 10 New Graphene Companies Leading Material Innovation

March 2024

The Business Journals: Startup Avadain innovates manufacturing process for high-quality graphene

Tennessee Business: Startup Avadain innovates manufacturing process for high-quality graphene

November 2023

Evolution News: I Just Want to Say One Word to You: Graphene

Intelligence360: Avadain Has Filed a Notice of an Exempt Offering of Securities to Raise $1.5M in New Equity Investment

October 2023

Businesswire: Netcapital Funding Portal Success Story Avadain Raises $4.5 Million in Sold-Out Capital Offering

Harcros Chemicals: Harcros Chemicals signs Letter of Intent to use Avadain's technology to manufacture graphene flakes

Globe Newswire: Intent to Manufacture Graphene Deal Signed

Yahoo! Finance: Graphene Tech Company Avadain Surpasses $3 Million Milestone, Achieving top 1.1% Status Among all Crowdfunding Campaigns

September 2023

The Business Journals: Memphis firm Avadain nears first licensing deal; counts Harvard alumni as investors

August 2023

Globe Newswire: Revolutionary Graphene Technology Company Wins KingsCrowd Pitch Competition

May 2023

Benzinga: Graphene 'Tattoo' Pacemaker Sparks Hope For Revolutionary Advances In Heart Care

April 2023

The Business Journals: ‘Much more difficult’: CEO of local startup Avadain on the challenges of latest crowdfunding campaign

March 2023

Kingscrowd: Avadain Co-founder Brad Larschan on High-Quality Graphene Flakes

January 2023

The Graphene Council: 2022 was the ‘wonder’ material's breakout year. What's next?

PRESS ARCHIVE

February 2022

Memphis Business Journal: Memphis startup Avadain looks to unlock the ‘revolutionary’ potential of graphene

FlipBoard: Memphis startup Avadain looks to unlock the 'revolutionary' potential of graphene

FinancialContent.com: Memphis startup Avadain looks to unlock the 'revolutionary' potential of graphene

March 2022

Graphene-Info: Avadain receives $3.77 million grant to upscale its graphene flakes tech to mass production

Memphis Business Journal: Startup Avadain scores federal funds, prepares to upscale graphene manufacturing process

Graphene.tv (China): Avadain⊠⊠377⊠⊠⊠⊠⊠⊠⊠⊠⊠⊠⊠⊠⊠⊠⊠⊠⊠⊠⊠⊠⊠⊠⊠⊠

StatNano: Avadain kicks off crowdfunding campaign to raise up to $5 million

April 2022

Commercial Appeal: Memphis company Avadain wants to pioneer ‘material of our age’ graphene

June 2022

Memphis Inno: CEO of Avadain on challenges of crowdfunding campaign, eclipsing 500K mark

August 2022

Memphis Inno: Local startup Avadain raises $1.37 million through crowdfunding campaign

Business Wire: Netcapital Funding Portal Powers $1.4 Million Capital Raise by Avadain

Crowdfund Insider: Netcapital Funding Portal Enables $1.4M Capital Raise by Avadain

Dig South, The South’s Tech Hub: Local startup Avadain raises $1.37M through crowdfunding campaign

Seeking Alpha: Netcapital Funding Portal Powers $1.4 Million Capital Raise by Avadain

Ivoox.com: Test. Optimize. Scale. Episode 75 with Avadain Graphene

Wallstreet-online: Netcapital Funding Portal Powers $1.4 Million Capital Raise by Avadain

Graphene Alliance: □□Avadain⊠⊠⊠⊠⊠⊠⊠⊠⊠⊠⊠⊠⊠ - ⊠⊠

Unleash the graphene revolution with Avadain’s breakthrough technology

PODCASTS

March 2026

TechBlick: (3/11/26) Brad Larschan (Graphene's Commercial Success)

June 2025

Inside Startup Investing: (Ep. 138) Brad Larschan (Commercializing Graphene)

May 2025

Netcapital: (5/9/25) Gilder/Larschan/Wyss Panel (The Future is Graphene)

April 2025

Avadain: (4/29/25) Larschan/Van Wormer (New Investor Introduction)

Netcapital: (4/11/25) Larschan/Segnit Panel (How These Founders Raised over $9 Million Each)

April 2024

Entrepreneurial Insights Podcast: (S5E6) Brad Larschan (What's Next? Graphene)

Center for Natural and Artificial Intelligence: George Gilder (Graphene: Innovation at the Nanoscale)

Netcapital: (4/19/24) Brad Larschan (Founders Roundtable Webinar Recap)

May 2024

The Fundraising Debrief (Ep. 6): Brad Larschan (Avadain $6M Reg CF)

October 2023

Netcapital: (10/19/23) Brad Larschan (Live Q&A with Avadain)

September 2023

Netcapital: (9/27/23) Brad & Panel (September Demo Day)

July 2022

Test Optimize Scale: (Ep. 75) Brad Larschan (Graphene Revolution)

May 2022

Netcapital: (5/20/22) Brad Larschan (Live Q&A with Avadain)

THE INVESTMENT CASE

Avadain combines a breakthrough material, a strong and defensible IP position, strong strategic alignment, and a clear path to revenue. The company is building the U.S. supply of a material that will underpin the next generation of aerospace, defense, energy, mobility and advanced manufacturing technologies. This round gives investors the opportunity to participate in a high-growth, high-impact advanced materials company at the moment its market is opening.

WHY THIS ROUND MATTERS

This crowdfunding round accelerates *Avadain's* transition to commercial manufacturing. Capital will support:

- Scaling production capacity
- Making LTDF graphene easy to use for manufacturers
- Advancing strategic partnerships
- Strengthening supply chain readiness
- Preparing for revenue-generating contracts

For existing investors, this round represents the payoff for early conviction. For new investors, it offers entry at the moment the company moves toward commercialization – with risk reduced and opportunities expanding.

USE OF PROCEEDS

If the offering's maximum amount of $2,500,000 is raised:

Use	Value	% of Proceeds
Design full scale plant	$150,000	6.0%
Expand applications testing	$250,000	10.0%
Continue to facilitate manufacturability	$1,447,750	57.9%
Continue to fabricate pilot plant	$500,000	20.0%
Legal & accounting	$29,750	1.2%
Intermediary fees	$122,500	4.9%

TERMS

This number includes all funds raised by the Company in this round on Netcapital. This is an offering of Class A-1 Common Stock, under registration exemption 4(a)(6), in Avadain, Inc.. This offering must reach its target of at least $10,000 by its offering deadline of August 28, 2026 at 11:59pm ET. If this offering does not reach its *target* by the offering deadline, then your money will be refunded.

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

7,809,577 shares
× $10 per share

$78,095,770 implied valuation

FINANCIALS

These financial statements have been audited by an independent Certified Public Accountant.

Audited financial statements

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

If Avadain has presented in any webinars during the offering period, you may access them here

- Website
- LinkedIn
- Twitter
- Facebook

UPDATES

Jun 9, 2026 • On Tuesday, June 16 at 1 p.m. CT, Brad Larschan...

Jun 2, 2026 • Save the Date - June 16 - Avadain Investor...

May 30, 2025 • Correction: Action Required: If you want to...

May 30, 2025 • Thank You from Avadain - We've Made History...

May 8, 2025 • FINAL CALL

May 5, 2025 • JOIN US MAY 8: Legendary tech forecaster George...

May 2, 2025 • Another Avadain milestone: $10 million raised...

Apr 24, 2025 • We are 80% of the way to the SEC's $5M cap on...

Apr 18, 2025 • New to Avadain? This event is for you! Our...

Apr 7, 2025 • **Join us Thursday, April 10th at 4pm ET** as...

Apr 1, 2025 • Avadain's early bird discount ends today. We...

Apr 1, 2025 • Avadain's early bird discount ends tomorrow!...

Mar 29, 2025 • Avadain's crowdfunding raise is on fire! In...

Mar 25, 2025 • In the first 24 hours of this crowdfunding...

Mar 24, 2025 • We are humbled by the support our new...

Mar 24, 2025 • **We're live on Netcapital! You can invest...

Mar 19, 2025 • Avadain has created a new video and we would...

Mar 12, 2025 • We're excited to announce our upcoming investor...

Apr 9, 2024 • This is an excellent article comparing graphene...

Mar 22, 2024 • Exciting news! Avadain has been named "Startup...

Feb 15, 2024 • Harcros Chemicals sent a 7-person team to meet...

Oct 19, 2023 • Avadain is fully subscribed! If you want to...

Oct 19, 2023 • Only $100,000 remaining and then we will be...

Oct 19, 2023 • 17 hours and $140,000 to go! We are so grateful...

Oct 18, 2023 • If you are still on the fence about investing...

Oct 16, 2023 • We are tickled pink to pass $4 million in our...

Oct 16, 2023 • Only 1 Day Left to Register! Secure Your Spot...

Oct 13, 2023 • Come Participate in Our Last Q&A! We're...

Oct 12, 2023 • Join us for a final Q&A on Tuesday, Oct. 17th,...

Oct 11, 2023 • We are so grateful for your support in helping...

Oct 11, 2023 • Avadain has passed $3.5 million and is in the...

Oct 6, 2023 • Opportunity comes to pass and not to pause. So...

Oct 5, 2023 • Avadain's crowdfunding campaign is on fire....

Oct 3, 2023 • Avadain entered into a Letter of Intent with a...

Oct 2, 2023 • Incredibly excited and grateful Avadain has...

Oct 1, 2023 • September was incredible with over $900,000...

Sep 29, 2023 • Why did Gilder posit that now is graphene's...

Sep 27, 2023 • As Avadain's incredibly successful second...

Sep 26, 2023 • Meet the Avadain leadership team in Boston Oct....

Sep 22, 2023 • There is less than 1 week left to register for...

Sep 20, 2023	$2.5 million! Thank you for helping us reach...
Sep 10, 2023	Here is the link to the KingsCrowd pitch...
Aug 24, 2023	Dear Avadain Community, We're celebrating...
Aug 22, 2023	Avadain's crowdfunding raise is now at...
Aug 22, 2023	Avadain is honored to be featured in...
Aug 8, 2023	Avadain Community, We're excited that Avadain...
Aug 2, 2023	Avadain has just passed $1.8 million in...
Aug 1, 2023	The video of our latest Investor Day is now...
Jul 28, 2023	Will someone put us over $1.5 million this...
Jul 20, 2023	The Avadain Team is pleased to announce that...
Jul 18, 2023	Avadain's Investor Day is TOMORROW! Don't...
Jul 11, 2023	Due to overwhelming demand, we are thrilled to...
Jul 10, 2023	Avadain will host our second Investor Day this...
Jul 6, 2023	Our Netcapital Offering Page has been updated....
Jun 29, 2023	I am truly humbled to inform you that Avadain...
Jun 27, 2023	Hello everyone. Avadain is still without power...
Jun 26, 2023	Avadain is experiencing a power blackout....
Jun 23, 2023	With $900,000 in investments, we have reached...
Jun 14, 2023	Graphene has the potential to transform...
Jun 12, 2023	We're thrilled to share that we've surpassed ...

Jun 9, 2023	Avadain is humbled by the support we have...
Jun 6, 2023	We are thrilled to announce that Avadain has...
Jun 5, 2023	Graphene holds great promise for biomedicine....
May 30, 2023	We are delighted to announce our first...
May 25, 2023	Perhaps my favorite science correspondent is...
May 23, 2023	For those of you who missed it, here's a link...
May 21, 2023	Greetings Avadain Community! Here is a photo...
May 14, 2023	About a week ago, we passed $500,000 in...
May 9, 2023	Dear Avadain supporters and investors, We are...
May 4, 2023	A leading crowdfunding podcast today updated...
Apr 27, 2023	Avadain Community, For those of you who missed...
Apr 26, 2023	Time is running out to join tomorrow's live...
Apr 22, 2023	We would like to share an exciting announcement...
Apr 20, 2023	We are bursting at the seams to share our...
Apr 18, 2023	We are ecstatic to announce that we have...
Apr 14, 2023	Thank you Jaçk Schagunn for your investment and...
Apr 14, 2023	We are pleased to invite you to our live event...
Apr 13, 2023	Avadain's first Investor Day is today at 1 pm...
Apr 11, 2023	Do you live in the Memphis area? If so,...
Apr 10, 2023	A quick reminder that you are most cordially...

Apr 5, 2023 • Avadain's Graphene: The Next Big Thing The...

Mar 28, 2023 • We are thrilled to announce that Avadain has...

Mar 27, 2023 • We love meeting with our investor community and...

Mar 21, 2023 • We recently held an exciting Fireside Chat to...

Mar 17, 2023 • We are proud to share that we have achieved...

Mar 14, 2023 • Last chance to register We are excited to...

Mar 13, 2023 • We are excited to announce that Avadain is...

Mar 8, 2023 • We're pleased to invite you to our Fireside...

Mar 3, 2023 • Once again, with the help of our many devoted...

Mar 1, 2023 • We are excited to invite you to our upcoming...

Feb 20, 2023 • Avadain's second crowdfunding campaign is...

Feb 16, 2023 • Breaking news! Southwest Research Institute...

Feb 14, 2023 • We are pleased to announce that Avadain has...

Feb 9, 2023 • Avadain has successfully demonstrated a...

Feb 7, 2023 • We are pleased to announce that Avadain is back...

Feb 7, 2023 • Hello Avadain Community! We have a new company...

Feb 6, 2023 • We have some great news to share! I encourage...

Feb 2, 2023 • Hello, Avadain Community! We're calling all...

Jan 31, 2023 • Hello, Avadain Community! We're calling all...

Jan 24, 2023 • Greetings Avadain Community! The Avadain Team...

Jan 3, 2023 • Dear Avadain Community, I will be hosting a...

Dec 31, 2022 • Dear Avadain Community, Avadain has just...

Dec 30, 2022 • Dear Avadain Community, 2022 was the breakout...

Dec 28, 2022 • Dear Avadain Community, As we take stock of...

Dec 15, 2022 • Avadain's graphene manufacturing technology has...

Dec 13, 2022 • Hello, Avadain Community! Last chance to...

Dec 13, 2022 • Correction. Avadain's Fireside Chat is today,...

Dec 6, 2022 • Graphene is beginning to take the world by...

Nov 3, 2022 • Dear Avadain Community, We update our social...

Sep 13, 2022 • Dear Avadain Community, I am pleased to inform...

Aug 31, 2022 • **Avadain Featured by The Graphene...

Jul 29, 2022 • Avadain Community, I want to thank each and...

Jul 29, 2022 • We are now in the final moments of our more...

Jul 28, 2022 • We are in the final moments of our very...

Jul 28, 2022 • I am ecstatic that we added another 100...

Jul 28, 2022 • Only a few days left to invest in Avadain and...

Jul 28, 2022 • Thanks very much to the many people "watching"...

Jul 28, 2022 • We're in the final stages of our successful...

Jul 26, 2022 • As we approach the final stages of our...

Jul 24, 2022 • This is what a few recent investors in Avadain...

Jul 23, 2022 • The Avadain Team is thrilled to tell you that...

Jul 23, 2022 • I am deeply grateful to all of you who have...

Jul 21, 2022 • I would like to share with the Avadain...

Jul 20, 2022 • Avadain's successful crowdfunding campaign...

Jul 19, 2022 • Hear why one of Avadain's earliest investors is...

Jul 15, 2022 • Since we first launched our equity crowdfunding...

Jul 14, 2022 • Our crowdfunding campaign has surely been...

Jul 14, 2022 • Avadain has successfully demonstrated an...

Jul 14, 2022 • Hello Avadain Community, We are elated to...

Jul 8, 2022 • We will be hosting an Investor Fireside Chat...

Jul 6, 2022 • Hello Avadain Community!

Jul 5, 2022 • We're inches away from reaching our next...

Jul 1, 2022 • Hello Avadain Community!

Jun 29, 2022 • Avadain Inc. Community, What a wild ride it's...

Jun 21, 2022 • Avadain Inc. Community, I am extremely honored...

Jun 18, 2022 • I wanted to report to you on Avadain's strong,...

Jun 10, 2022 • Hello Avadain Community!

Jun 9, 2022 • Hello Avadain Community! Time is running out...

Jun 7, 2022 • Hello Avadain Community! Avadain has...

Jun 6, 2022 • Hello Avadain Community, We are ecstatic to...

Jun 4, 2022 • Avadain Inc. Community, Today, Start-up...

Jun 1, 2022 • Hello Avadain Community, We are ecstatic to...

May 27, 2022 • Avadain has successfully demonstrated a...

May 27, 2022 • Avadain Inc. Community, We are ecstatic to...

May 25, 2022 • How Graphene Can Revolutionize Our...

May 20, 2022 • Hello Avadain Community,

May 17, 2022 • Lead graphene researcher joins Avadain's...

May 10, 2022 • Avadain Inc. Community, Avadain has a globally...

May 9, 2022 • Avadain Inc. Community, We were featured in a...

May 9, 2022 • Hello Avadain Community – In a recent Twitter...

Apr 19, 2022 • Hello Avadain Community! Investment Research...

Apr 13, 2022 • Hello Avadain Community! The Graphene Age has...

Apr 6, 2022 • Avadain Community, Avadain Inc. has globally...

Mar 31, 2022 • Avadain Inc. Community, Have you heard of...

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